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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

deCODE genetics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

June , 2009

To the stockholders of deCODE genetics, Inc.:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of deCODE genetics, Inc., a Delaware corporation, to be held at the                                    , Boston, Massachusetts, on July 30, 2009 at 9:00 a.m. local time. We have enclosed a (i) Notice of Annual Meeting, (ii) Proxy Statement, and (iii) proxy card. We have also enclosed our 2008 Annual Report and a return envelope for your proxy card.

        At the Annual Meeting you will be asked to elect three directors to our Board of Directors, ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, consider and vote upon a proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,150,000,000, and consider and vote upon a proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by submitting your proxy via mail, telephone or the Internet. Instructions on how to do so are included with your proxy card and these proxy materials. If you attend the Annual Meeting, you may vote in person, even if you previously submitted your proxy.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
KARI STEFANSSON Chairman, Chief Executive Officer and President

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Notice of Annual Meeting of Stockholders
To Be Held on July 30, 2009

        The 2009 Annual Meeting of Stockholders of deCODE genetics, Inc. will be held at the                                    , Boston, Massachusetts, on July 30, 2009 at 9:00 a.m. local time, for the following purposes:

          (1)   To elect (a) one Class I director to hold office for a term of two years and until his successor has been duly elected and qualifies, and (b) two Class II directors to hold office for a term of three years and until their successors have been duly elected and qualify;

          (2)   To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

          (3)   To consider and vote upon a proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,150,000,000;

          (4)   To consider and vote upon a proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split; and

          (5)   To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on June 12, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal.

        All stockholders are asked to vote promptly by either (i) visiting http://www.eproxy.com/DCGN on the Internet, (ii) calling toll-free at 1-866-580-9477 (within the U.S.) or 1-816-737-9729 (outside the U.S.); or (iii) completing, signing and dating the enclosed proxy card and returning it by mail in the enclosed self-addressed return envelope, which does not require postage if mailed in Iceland or the United States.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 30, 2009—This Notice of Annual Meeting, the Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://bnymellon.mobular.net/bnymellon/DCGN.

By Order of the Board of Directors,
KARI STEFANSSON Chairman, Chief Executive Officer and President
June , 2009

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Proxy Statement For Annual Meeting

General Information

        This Proxy Statement is furnished by the Board of Directors of deCODE genetics, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the                                    , Boston, Massachusetts, on July 30, 2009 at 9:00 a.m. local time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice of Annual Meeting and proxy card are being mailed to stockholders on or about June             , 2009. Our principal executive offices are located at Sturlugata 8, IS-101 Reykjavik, Iceland.

Stockholders Entitled To Vote

        Only stockholders of record at the close of business on June 12, 2009 will be entitled to vote at the Annual Meeting and at all adjournments thereof.

Shares Outstanding and Quorum

        On June 12, 2009, there were outstanding and entitled to vote 61,761,805 shares of our common stock, $0.001 par value per share. Each outstanding share of our common stock is entitled to one vote on each matter to be voted upon.

        In order to carry on the business of the Annual Meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the Annual Meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

How Votes are Counted

        Directors are elected by a plurality vote. The proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. The other action proposed herein may be taken upon the affirmative vote of the majority of shares of common stock represented at the Annual Meeting either by proxy or in person, provided a quorum is present in person or by proxy. The vote required to approve any other matter that may be properly brought before the Annual Meeting will be determined in accordance with the Delaware General Corporation Law. Only votes cast "for" a matter will constitute affirmative votes. Votes that are withheld or abstentions, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" such proposal. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of proposals which require the affirmative vote of a majority of shares represented at the Annual Meeting. However, broker non-votes, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" proposals which require the affirmative vote of a majority of shares outstanding (e.g., the proposed amendments to our certificate of incorporation). Votes cast, either in person or by proxy, will be tabulated by BNY/Mellon Shareowner Services, our transfer agent, which will act as the inspector of election for the Annual Meeting.

How To Vote

        Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote from one or more of our director nominees. You may also vote for or against the other proposals, or abstain from voting. We will vote as you direct.

        There are four ways you can vote:

  •
  Vote by Internet—http://www.eproxy.com/DCGN

      Use the Internet to transmit your voting instructions and for electronic delivery of information. Please have your proxy card in hand when you access the website.

  •
  Vote by phone—1-866-580-9477 (within the U.S.) or 1-816-737-9729 (outside the U.S.)

      Use any touch-tone telephone to transmit your voting instructions. Please have your proxy card in hand when you call.

  •
  Vote by mail

      Sign and date the enclosed proxy card and return it by mail in the enclosed self-addressed return envelope, which does not require postage if mailed in Iceland or the United States.

  •
  Vote in Person

      Attend the Annual Meeting and vote in person. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

        If you have Internet access, we encourage you to record your vote on the Internet at http://www.eproxy.com/DCGN. If you do not have Internet access, we encourage you to vote by telephone. Internet and telephone voting are convenient for you and save us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting.

Discretionary Authority

        Subject to the rules described above regarding broker non-votes, if you give us your proxy but do not make any specific selections as to how you wish us to vote your shares, your shares will be voted by the persons designated therein (i) "FOR" the election of the Class I and Class II director nominees, (ii) "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, (iii) "FOR" the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,150,000,000, (iv) "FOR" the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split; and (v) in connection with the transaction of such other business as may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy. If one of the director nominees is unable to serve, or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy card will be voted for a substitute nominee designated by the Board of Directors, or the Board of Directors may determine not to elect a Class I or two Class II directors at the Annual Meeting.

Multiple Proxy Cards

        You may receive more than one proxy card. This means that you have more than one account with our transfer agent and/or that you hold shares through someone else, such as a stockbroker. Each proxy card lists the number of shares being voted by such proxy card. If you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Please submit each proxy card to assure that all of your shares are voted.

Changing Your Vote

        You may revoke your proxy at any time before it is voted by (i) giving notice of revocation in writing to the Secretary of deCODE, (ii) duly executing and delivering to the Secretary of deCODE a proxy card bearing a later date, or (iii) voting in person at the Annual Meeting. However, your mere presence at the Annual Meeting does not revoke the proxy.

Stockholder Proposals for the 2010 Annual Meeting of Stockholders

        Any stockholder desiring to present a proposal for inclusion in deCODE's proxy statement or form of proxy card relating to the 2010 Annual Meeting of Stockholders must advise the Secretary of deCODE at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland of such intention in writing by                                    , 2009. Pursuant to our bylaws, any stockholder intending to propose a matter at the 2010 Annual Meeting of Stockholders, but not requesting that such matter be included in the proxy statement or form of proxy relating to the 2009 Annual Meeting, must advise the Secretary of deCODE at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland of such intention in writing by                                     , 2009. If deCODE does not receive such notice by that date, the notice will be considered untimely. Our proxy card for the 2010 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any matter of which we do not receive timely notice.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our certificate of incorporation requires that the Board of Directors be divided into classes. The directors hold office until the expiration of their respective terms and until their respective successors are elected and qualify, or until death, resignation or removal. The terms of J. Neal Armstrong, James R. Beery and Earl M. Collier, Jr., our Class II directors, are to expire at our Annual Meeting. The terms of Kari Stefansson and Peter Goodfellow, our Class III directors, are to expire at our Annual Meeting of Stockholders in 2010. As the result of the resignations of two directors, we currently have no Class I directors. Accordingly, our Board of Directors has nominated two of our directors whose terms will expire at the Annual Meeting to serve three year terms as Class II directors and one such director to serve the remaining two years of a vacant Class I term.

Director Nominees

  Class I

        The nominee for election to serve as a Class I member of the Board of Directors until the Annual Meeting of Stockholders in 2011 and until his successor is elected and qualifies is:

          Earl M. "Duke" Collier, Jr., 61, joined our Board of Directors in July 2006. He currently serves as Chairman of our Compensation Committee and a member of our Audit Committee. Mr. Collier is an Executive Vice President at Genzyme Corp. He has previously served as President of Vitas Healthcare, was a partner at the Washington, DC-based law firm of Hogan and Hartson, and served as Deputy Administrator of the Health Care Finance Administration (now CMS) in the

  Department of Health and Human Services. Mr. Collier received his BA from Yale University and his JD from the University of Virginia. He serves on the Board of Directors of Pervasis Therapeutics, Inc., a private company in Cambridge, Massachusetts, and Newton-Wellesley Hospital.

  Class II

        The nominees for election to serve as Class II members of the Board of Directors until the Annual Meeting of Stockholders in 2012 and until their respective successors are elected and qualify are:

          J. Neal Armstrong, 70, has served as a director since October 2003. He currently serves as Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Armstrong is Vice President, Chief Financial Officer and Secretary of Aspect Medical Systems, Inc., a developer and manufacturer of an anesthesia monitoring system. Mr. Armstrong previously served as Aspect's Vice President of Investor Relations from 2005 to 2006, and as its Vice President, Chief Financial Officer, Secretary and Treasurer from 1996 until his retirement in 2005. From 1990 to 1996, Mr. Armstrong served as Vice President of Finance, Chief Financial Officer and as a director of Haemonetics, Inc., a manufacturer of blood processing systems. From 1985 to 1990, he was the Vice President of Finance and Administration, Treasurer and Chief Financial Officer at BTU International, a manufacturer of thermal processing systems. Prior to 1985, he served for 14 years in senior operating and financial positions at Texas Instruments, Inc., an electronics company. Mr. Armstrong serves as a member of the Board of Directors and audit committee, of TransMedics, Inc.

          James R. Beery, 67, has served as a director since April 2004. He currently serves as Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee. Mr. Beery is Senior Of Counsel in the London office of Covington & Burling, an international law firm. Prior to his retirement in 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline plc, a UK-based global pharmaceutical company. From 1993 until the formation of the merged company GlaxoSmithKline, Mr. Beery served as Senior Vice President, General Counsel and Corporate Secretary of SmithKline Beecham plc. Mr. Beery holds an AB from Harvard College and a JD from Stanford Law School. He is currently a director of Martek Biosciences Corporation, Orchid Cellmark, Inc., Inion OY and the London Centre for the International Education of Students, and is a member of the Board of Visitors of Stanford Law School and the Advisory Committee of the Stanford Law School Program in Law, Science and Technology.

        The Board of Directors recommends that you cast your vote FOR the election of the above named nominees.

Directors

        Our current directors whose terms will extend beyond the Annual Meeting are:

          Kari Stefansson, M.D., Dr. Med., 60, has served as our President, Chief Executive Officer and a director since he co-founded deCODE in August 1996. Dr. Stefansson was appointed to serve as the Chairman of our Board of Directors in December 1999. From 1993 until April 1997, Dr. Stefansson was a professor of Neurology, Neuropathology and Neuroscience at Harvard University. In addition, from 1993 through December 1996 he was Director of Neuropathology at Beth Israel Hospital in Boston, Massachusetts. From 1983 to 1993, he held faculty positions in Neurology, Neuropathology and Neurosciences at the University of Chicago. Dr. Stefansson received his M.D. and Dr. Med. from the University of Iceland and is board-certified in neurology and neuropathology in the United States. He has published numerous articles on the genetics of common complex diseases.

          Peter Goodfellow, 57, joined the Board of Directors in September 2006. He currently serves as a member of our Compensation Committee. Dr. Goodfellow serves as a Science Advisor to Abingworth Management Ltd, a venture capital firm that invests in both private and public life science companies. In addition, he serves as a trustee and member of the Governing Board of the Institute of Cancer Research and as a member of several advisory boards, including those of the Beatson Institute, Max Plank Institute Berlin and the Sick Kids Research Institute in Toronto. Dr. Goodfellow was formerly Senior Vice President, Discovery Research at GlaxoSmithKline. He has also held senior positions at SmithKline Beecham, the Balfour chair in genetics at Cambridge University and research positions at the Imperial Cancer Research Fund. Dr. Goodfellow received his doctorate from Oxford University and held a postdoctoral fellowship at Stanford University.

Director Independence

        The Board of Directors has determined that all of the incumbent directors (other than Dr. Stefansson) and director nominees are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission.

        In determining the independence of each of the directors, the Board of Directors considered the following matters for the year ended December 31, 2008: (i) we paid fees to Covington & Burling, a law firm of which Mr. Beery serves as Senior Of Counsel, for legal services; and (ii) we received contract revenue from Genzyme Corporation, of which Mr. Collier is an officer. The Board of Directors determined that neither of these matters, which occurred in the ordinary course of business and are not required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, impaired the independence of the directors.

Director Attendance

        During the year ended December 31, 2008, the Board of Directors, which consisted of Dr. Stefansson, Mr. Armstrong, Mr. Berry, Dr. Linda Buck (who resigned in January 2009), Mr. Collier, Mr. Goodfellow, Mr. Terrance McGuire (who resigned in December 2008), and Mrs. Birgit Stattin Norinder (who resigned in January 2009) held seven (7) meetings and acted by unanimous written consent on two (2) occasions. During the year ended December 31, 2008, each incumbent director attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served. All of the incumbent directors attended deCODE's Annual Meeting of Stockholders in 2008. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders, the Board of Directors and committees of which he or she is a member.

Stockholder Communication

        Our Board of Directors has approved a process for stockholders to send communications to the Board of Directors. Stockholders and other parties interested in communicating directly with the Chairman or with a specific member of the Board of Directors may do so by writing to: Chairman (or such director), deCODE genetics, Inc., Sturlugata 8, IS-101 Reykjavik, Iceland. All correspondence received by deCODE and addressed to the Chairman or a specific member of the Board of Directors is forwarded, promptly upon receipt and unopened, to the Chairman or such member of the Board of Directors.

Board Committees

        The Board of Directors has (i) a Compensation Committee, (ii) a Nominating and Corporate Governance Committee, and (iii) an Audit Committee. The Board of Directors has adopted written charters for each of the committees, copies of which are available on our website at www.deCODE.com.

Compensation Committee

        The Compensation Committee consists of Mr. Armstrong, Mr. Collier and Dr. Goodfellow. All members of our Compensation Committee are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. In 2008, the Compensation Committee held two (2) meetings and acted by unanimous written consent on one (1) occasion.

        The Compensation Committee is responsible for reviewing and approving all matters concerning the compensation of our employees, officers and consultants in accordance with the policies of our Board of Directors. The Compensation Committee administers our equity incentive plans and determines the compensation for the Chief Executive Officer. The Chief Executive Officer recommends compensation packages for the remaining officers, which the Compensation Committee reviews and approves, modifies or denies. From time to time, we have retained outside human resources consulting firms to assist the Compensation Committee in establishing annual and long-term executive compensation policies by providing peer company compensation data and comparisons, reviewing our existing annual incentive program design, analyzing our use of equity compensation, and making recommendations with respect to our compensation strategy and philosophy. Decisions regarding the compensation of the directors are made by the entire Board of Directors.

Nominating and Corporate Governance Committee

        During the year ended December 31, 2008, the Nominating and Corporate Governance Committee, which consisted of Mr. McGuire (until his resignation in December 2008), Mr. Beery, and Mrs. Stattin Norinder held one (1) meeting. Currently, the sole member of our Nominating and Corporate Governance Committee is Mr. Beery, who is "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission.

        The Nominating and Corporate Governance Committee identifies and reviews the qualifications of candidates and recommends nominees to serve as members of our Board of Directors and its committees and oversees (i) succession planning for the Chief Executive Officer and other executive officers as appropriate, (ii) the evaluation of the effectiveness of the Board of Directors and its committees and (iii) corporate governance matters. It is the Nominating and Corporate Governance Committee's policy to consider potential candidates for Board membership recommended by its members, management, stockholders and others. From time to time we have retained a third-party search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director candidates.

        The Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be met for a recommendation for a position on the Board of Directors. Instead, the Nominating and Corporate Governance Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates for nomination to the Board of Directors, giving due consideration to diversity, experience, skill set, the ability to act on behalf of stockholders and such other criteria as it believes appropriate and in the best interests of deCODE and its stockholders. No special procedure has been established for the consideration of director candidates recommended by stockholders. Stockholders may submit recommendations for director candidates to:

Nominating and Corporate Governance Committee Chairman, deCODE genetics, Inc., Sturlugata 8, IS-101 Reykjavik, Iceland. All potential director candidates are evaluated based upon the same criteria, and the Nominating and Corporate Governance Committee makes no distinction in its evaluation of candidates based upon whether such candidates are recommended by stockholders or others. Once the evaluation is complete, the Nominating and Corporate Governance Committee recommends the nominees to the Board of Directors, which makes the final determination.

Audit Committee

        During the year ended December 31, 2006, the Audit Committee, which consisted of Mr. Armstrong, Mr. McGuire (until his resignation in December 2008), Mr. Collier (commencing December 2008) and Mr. Beery, held six (6) meetings. The current members of the Audit Committee are Messrs. Armstrong, Beery and Collier. All members of our Audit Committee are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Armstrong is an audit committee financial expert. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements, and is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

Audit Committee Report

Responsibilities

        The Audit Committee is responsible for reviewing the results and scope of the audits and other services provided by deCODE's independent registered public accounting firm. Management is solely responsible for the financial statements and the financial reporting process, including internal control over financial reporting, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management's estimates and judgments. deCODE's independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America. deCODE's independent registered public accounting firm is also responsible for auditing and reporting on management's assessment, and the effectiveness, of deCODE's internal control over financial reporting.

Independence

        As part of its responsibilities, the Audit Committee reviews the fees paid to the independent registered public accounting firm for non-audit services, if any, and considers the effect of such services and the related fees on the independent registered public accounting firm's independence. As required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Board in Rule 3600T, as currently in effect, deCODE's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), has disclosed to the Audit Committee in writing any relationships between it (and its related entities) and deCODE (and its related entities), which, in its professional judgment, may reasonably be thought to affect its ability to be independent. In addition, Deloitte has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of deCODE within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Recommendation

        Acting pursuant to the Charter, the Audit Committee has reviewed deCODE's audited annual financial statements for the year ended December 31, 2008 and management's report on the internal control over financial reporting, and the related reports by Deloitte, and has discussed the audited financial statements and reports with management and with Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Board in Rule 3200T, and Independence Standards Board Standard No. 1, as currently in effect. These matters include significant accounting policies, management judgments and accounting estimates, management's consultation with other accountants, and any difficulties encountered in performing the audit, significant audit adjustments or disagreements with management. Based on the review and discussions described above, the Audit Committee recommended to deCODE's Board of Directors that the audited financial statements be included in deCODE's annual report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee J. Neal Armstrong James R. Beery Earl M. Collier

        The preceding Audit Committee Report is not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during 2008 were Mr. Armstrong, Mr. Collier and Dr. Goodfellow. No member of the Compensation Committee was at any time during 2008, or formerly, an officer or employee, nor had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act of 1934, as amended. No executive officer has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of deCODE or a member of our Compensation Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The name, age and position of each person who is currently serving as an executive officer (but not also as a director) is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually and serve at the discretion of the Board of Directors.

Name	Age	Position(s)
Lance Thibault	42	Chief Financial Officer and Treasurer
Axel Nielsen	44	Chief Operating Officer
Mark Gurney	54	Senior Vice President, Drug Discovery and Development
Jakob Sigurdsson	45	Senior Vice President, Corporate Development
Daniel Hartman	47	Senior Vice President, Product Development

        Lance Thibault joined deCODE in February 2001 and was named Chief Financial Officer and Treasurer in June 2001. He was a Director with the Global Capital Markets practice of PricewaterhouseCoopers in London, England prior to joining deCODE. Mr. Thibault received a B.S. in Accountancy from Bentley College in 1988 and is a certified public accountant.

        Axel Nielsen joined deCODE in June 1998 and was named deCODE's Chief Operating Officer in June 2007. Previously he served as Chief Operating Officer of deCODE's US operations, overseeing our US chemistry and structural biology subsidiaries where he integrated these businesses into deCODE after we acquired Medichem Life Sciences, Inc. in 2002. From 1998 to 2002, Mr. Nielsen served in various positions with deCODE, including as VP Investor Relations, VP, Finance and Treasurer and Chief Financial Officer. Before joining deCODE, Mr. Nielsen held positions with Icelandair Inc. and McKinsey & Co. He holds degrees in computer science and finance from the University of Iceland and an MBA from MIT Sloan School of Management.

        Mark Gurney, Ph.D.    has served as our Senior Vice President, Drug Discovery and Development since February 2005. From October 2003 to February 2005 he served as our Senior Vice President, Drug Discovery. Dr. Gurney joined deCODE in August 2000 and was elected our Vice President, Pharmaceutical Discovery in October 2000 and our Vice President, Drug Development in August 2002. He was formerly Director, Genomics Research at Pharmacia Corporation. Prior to his positions at Pharmacia, Dr. Gurney held academic appointments in the Department of Pharmacological and Physiological Sciences at the University of Chicago and in the Department of Cell, Molecular and Structural Biology at the Northwestern University Medical School. He received his B.A. in Biology from the University of California at San Diego in 1975 and his Ph.D. from the California Institute of Technology in 1980. In 1994, he completed his M.B.A. at Northwestern University's Kellogg School of Management.

        Jakob Sigurdsson joined deCODE in October 2006 as Senior Vice President, Corporate Development. Mr. Sigurdsson was formerly CEO and President of Alfesca, a multinational foods group with major operations in Iceland, the UK, France and Spain. Prior to his position at Alfesca, Mr. Sigurdsson held senior positions in the United States and Europe for Rohm and Haas Company, a NYSE-listed specialty materials company. Mr. Sigurdsson holds a B.S. degree in chemistry from the University of Iceland and an M.B.A. from the Kellogg School of Management at Northwestern University.

        Daniel Hartman, M.D., joined deCODE in July 2005 as our Senior Vice President, Product Development. Prior to joining deCODE, Dr. Hartman had served since 2001 in senior clinical development positions at Pfizer, including Global Clinical Leader, Allergy and Respiratory Diseases; Clinical Exploratory Head, Cardiovascular and Metabolic Diseases; and Experimental Medicine Therapy Area Leader, Cardiovascular, Metabolism and Anaderm. From 2000 to 2001, Dr. Hartman was Vice President of Worldwide Clinical Development at Esperion Therapeutics. Prior to joining Esperion, he was Director, Clinical Cardiovascular and Therapy Head, Thrombosis and Cardiopulmonary Disease at Pfizer. From 1995 to 1999, Dr. Hartman served in senior clinical research positions at Eli Lilly & Company. Dr. Hartman received his M.D. from Wayne State University, and held post-doctoral and faculty positions at the Indiana University School of Medicine. He is board certified in internal medicine and is a member of numerous medical societies.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with deCODE's management the following Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in deCODE's Annual Report on Form 10-K/A for the year ended December 31, 2008.

Respectfully submitted,
Compensation Committee Earl Collier J. Neal Armstrong Peter Goodfellow

        The preceding Compensation Committee Report is not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

Compensation Discussion and Analysis

Introduction

        The Compensation Committee of our Board of Directors (the "Committee") administers our executive compensation program. The Committee, which is composed entirely of independent directors, reviews executive officer performance and reviews and approves executive officer compensation. The Committee also administers our 1996, 2002 and 2006 Equity Incentive Plans and in that capacity selects the employees and non-employee directors of deCODE and its subsidiaries who will receive awards, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the grants.

        The Committee operates under a charter adopted by the Board of Directors and has authority to hire consultants and advisers to assist it in fulfilling its mission. The Committee makes regular reports to the Board summarizing the matters reviewed and actions taken at its meetings.

Compensation Philosophy

        Our executive compensation programs seek to balance the interests of stockholders and the executive officers while supporting our need to attract and retain competent executive management. Toward this end, the Committee develops an executive compensation policy and supporting executive compensation plans and programs which are intended to attain the following objectives:

  •
  Emphasize the enhancement of stockholder value;

  •
  Support the acquisition and retention of talented executives;

  •
  Deliver the total executive compensation package in a cost-effective manner;

  •
  Reinforce key business objectives; and

  •
  Encourage management ownership of deCODE's common stock

        We believe that executive compensation should vary with our performance in achieving our financial and non-financial objectives, should be tied to individual performance, and should be structured to align the interests of our executive officers with the interests of our stockholders.

Accordingly, we seek to create a merit-based, incentive-driven system which provides a total compensation package that is fair in relation to the compensation practices of comparable companies and which is consistent across our executive officers. To achieve this, historically we have sought to provide competitive salaries based upon individual performance together with cash bonuses and stock options, where appropriate, based on our overall performance relative to our corporate objectives and the executive officer's individual contributions and teamwork.

        The Committee normally grants stock options, and in some cases, restricted stock as well, upon the commencement of an executive officer's employment in order to strengthen the alignment of the interest of the executive officer with that of our stockholders. Thereafter, it may grant stock options and/or restricted stock as part of its periodic review of the executive officer's compensation package or as part of a program of periodic grants to all employees.

        We believe that it is important to maintain a competitive compensation program. At the Committee's request, in 2007 we commissioned a study by an outside compensation consulting firm of the cash and equity compensation practices of 15-20 publicly-held companies in the life sciences industry (the "Peer Group"). These companies were chosen for inclusion in the study based on business characteristics similar to ours, including revenues, state of development, employee headcount and market capitalization. In 2008 we received an updated report from the compensation consultant regarding the competitiveness of the cash compensation of our officers. In addition to reviewing the results of these reports, the Committee takes into account information from other sources such as independent members of the Board of Directors and publicly available data relating to the compensation practices and policies of other companies in our industry. While we believe that benchmarking is not necessarily appropriate as a sole tool for setting compensation because some aspects of our business and objectives may be unique to us, we believe that gathering and reviewing this information is an important part of decision-making process for determining compensation. Consistent with this view, the Committee has not targeted a predetermined percentile of the Peer Group companies in determining compensation.

        The Committee has not adopted formal guidelines for allocating total compensation between long-term and current compensation or equity compensation and cash compensation but rather allocates on a case-by-case basis as appears appropriate in meeting these objectives. However, the Committee has requested management to prepare a plan for annual and long-term incentive compensation to guide its work in the future.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to the company's chief executive officer and the three other most highly compensated executive officers other than the chief financial officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company does not believe that Section 162(m) or other accounting and tax treatment of particular forms of compensation materially affect its compensation decisions. However, it will evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation

        The primary elements of total compensation we paid in 2008 to our executive officers, including the Chief Executive Officer (the "CEO") and the other executive officers identified in the Summary Compensation Table which appears below (the "Named Executive Officers") include the following:

  •
  Base salary;

  •
  Awards under our Equity Incentive Plans;

  •
  Benefits under our defined contribution plans; and

  •
  Benefits under our health and welfare benefits plans.

  Base Salary

        Base salaries for our Named Executive Officers are determined annually by reviewing three key areas: (1) the pay practices of the Peer Group; (2) the skills and performance level of the individual executive officer; and (3) our actual performance. Salary adjustments are made, where appropriate, to maintain salaries at competitive levels, taking into account each executive officer's experience and individual performance, to maintain an equitable relationship between executive officer salaries and overall salaries for other employees and to reflect the executive's annual performance evaluation.

  Performance Based Cash Compensation

        The Committee determines whether the Named Executive Officers should receive discretionary cash bonuses based on our achievement of our major corporate objectives and the contribution of the executive officer to our overall success and achievements. The Committee believes that a significant fraction of any bonus should be tied to the Company's overall performance rather than the individual executive's performance but it does not assign weights or rankings to any single performance factor. The Board of Directors may adopt Company-wide performance goals at the beginning of the year to guide the Committee in its performance reviews for the year. To date the Committee has not established individual performance goals for executive officers the satisfaction of which will result in the payment of cash bonuses, but it may do so in the future.

  Awards under the Company's Equity Incentive Plans

        We use the grant of stock options and restricted stock under our Equity Incentive Plans as the primary vehicle for providing long-term incentive compensation opportunities to our senior officers, including the Named Executive Officers. The options we have granted have a per share exercise price which is not less than 100% of the closing price of one share of our common stock on The Nasdaq Stock Market on the date prior to the date that the option is granted. Accordingly, options granted under the Plans have no value unless the market price of our common stock increases after the date of grant. The Plans also provide for the grant of restricted stock awards. In general, we have made grants of restricted stock awards to senior officers only in connection with the commencement of their employment. The Plans are designed to provide at-risk (incentive) compensation that aligns management's financial interests with those of our stockholders, encourages management ownership of our common stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive equity reward opportunities. When determining stock option awards, the Committee considers the executive officer's responsibilities and anticipated contributions to meeting our long-term strategic performance goals, his or her position with deCODE, industry practice in the Peer Group and its judgment about whether the complete compensation package provided to the executive officer is sufficient to retain, motivate and adequately reward him or her We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under the Plans.

  Defined Contribution Plans

        We maintain a 401(k) plan for the benefit of all of our eligible full-time employees in the United States, including the relevant Named Executive Officers. The amount of our contributions is fixed by the plan and is a percentage of the executive officer's contributions to the plan up to a cap fixed by statute. As required by Icelandic law, we contribute an amount equal to eight percent of the salary of each Icelandic employee, including the relevant Named Executive Officers, to Icelandic pension organizations. In accordance with customary Icelandic employment practices, we also make a matching contribution (up to two percent of salary) with respect to contributions made by an Icelandic employee to such pension organizations. In addition to these contributions, we may make discretionary contributions for specific individuals, which we have done for Dr. Stefansson and Mr. Sigurdsson. We also make discretionary contributions to Icelandic pension organizations on behalf of Mr. Nielsen in an amount equal to what the employer contribution would be if Mr. Nielsen were an Icelandic employee plus an amount comparable to the discretionary contributions made for Dr. Stefansson and Mr. Sigurdsson.

  Health and Welfare Employee Benefits Plans

        We provide employee benefits programs, which in the United States include healthcare, life and disability insurance, to our employees, including the Named Executive Officers. We believe that our employee benefits programs should be comparable to those maintained by other members of the Peer Group so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

  Other Compensation

        We provide the Chief Executive Officer with a leased car in accordance with customary practice for management employees in Iceland. We believe that this benefit is appropriate additional compensation in light of competitive conditions and standard practices in Iceland. In general, we do not view perquisites as a significant element of our comprehensive compensation structure but believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. In 2005 the Compensation Committee fixed the combined value of the Chief Executive Officer's salary and perquisites such that an increase or decrease in the value of his perquisites will result in a corresponding change in the salary component of his compensation. We also provide our Senior Vice President for Corporate Development with a leased car in accordance with customary practice for management employees in Iceland as provided by his employment agreement. In addition, we provide housing in the United States for our Chief Operating Officer.

Role of Executive Officers in Determining Executive Compensation

        The Committee establishes compensation policies and practices for the Chief Executive Officer. The Chief Executive Officer recommends compensation packages for the remaining executive officers, including the Named Executive Officers, based on his review of Peer Group salaries, our performance on a company-wide basis and the officer's contribution to this performance, the executive officer's annual performance review and salary levels for our employees in general. The Committee reviews these recommendations and after discussion with the Chief Executive Officer makes whatever modifications it believes are appropriate and then approves compensation packages for the other executive officers.

Evaluation of Named Executive Officer Performance in 2008

        In light of our financial condition, salaries for 2008 were maintained at their 2007 levels except with respect to our Chief Financial Officer, whose salary was increased to a level comparable to that of other Named Executive Officers, and no bonuses were awarded. In 2008 the Named Executive Officers and other employees of the Corporation received stock options as part of the Corporation's annual option grant program. The sizes of the grants to the Named Executive Officers were set at a level intended to motivate them and address issues of retention and equitable compensation a with the goal of keeping management intact.

Severance and Change in Control Arrangements

        In November 2007 our Board of Directors adopted a Change in Control Benefits Plan. The Plan provides benefits to the Named Executive Officers and others in the event of a change in control. See "Payments Upon Termination or Change in Control" below for a description of this Plan. In addition, prior to adoption of the Plan, we entered into an employment agreement with Mr. Sigurdsson pursuant to which he will be entitled to receive severance benefits if we terminate his employment without cause or upon the occurrence of certain enumerated events following a change in control. See "Payments Upon Termination or Change in Control" below for a description of these provisions.

        We believe that our severance arrangements with Mr. Sigurdsson represent a fair allocation of the risks of termination between us and him, preserving a measure of economic security for him while making it possible for us to terminate him without additional liability in the event of changes in our condition and affairs. We believe that the change in control payments described above provide a structure that will help (i) assure the Named Executive Officers' full attention and dedication to our business and affairs, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the Named Executive Officers' objectivity for stockholders' interests, (iii) assure the Named Executive Officers of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Restatement of Financial Statements

        The Committee believes that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon our achievement of specified financial goals and it is subsequently determined following a restatement of the our financial statements that the specified goals were not in fact achieved.

Stock Ownership Guidelines

        Our Board of Directors believes that the interests of our senior officers and our stockholders should be aligned and for this reason encourages our senior officers, including the Named Executive Officers, to acquire a significant ownership position in our common stock so as to have a meaningful personal financial stake in our success. However, we have not adopted formal stock ownership guidelines.

 Summary Compensation Table

        The following table sets forth information concerning the compensation for services to us for the fiscal years ended December 31, 2006, 2007 and 2008 of our (i) principal executive officer, (ii) principal financial officer, and (iii) three other most highly compensated executive officers who were serving as such on December 31, 2008 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Kari Stefansson	2008	$683,811	(2)	—		—	$340,680	(3)	$92,057	(4)(5)	$1,116,548
Chairman, President and	2007	662,296	(2)	—		—	783,073	(6)	146,462	(4)(7)	1,591,831
Chief Executive Officer	2006	655,559	(2)	$400,000	(8)	—	507,160	(9)	113,939	(4)(10)	1,676,658
Lance Thibault	2008	350,769		—		—	94,945	(3)	4,994	(11)	450,708
Chief Financial Officer and Treasurer	2007	287,885		—		—	160,846	(6)	6,750	(11)	455,481
	2006	230,000		120,000	(8)	—	64,754	(9)	6,600	(11)	421,354
Axel Nielsen	2008	365,000		—		—	312,089	(3)	85,224	(12)	762,313
Chief Operating Officer
Mark Gurney	2008	360,000		—		—	123,373	(3)	5,000	(11)	488,373
Senior Vice President, Drug Discovery	2007	353,510		—		—	355,651	(6)	6,750	(11)	715,911
and Development	2006	322,500		200,000	(8)	—	250,516	(9)	6,600	(11)	779,616
Jakob Sigurdsson	2008	365,500		—		—	342,641	(3)	56,247	(4)(13)	764,388
Senior Vice President, Corporate Development	2007	365,000		—		—	424,815	(6)	76,800	(4)(14)	866,615

(1)
Amounts calculated in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004) ("FAS 123R"). The assumptions made in the valuation of these awards are set forth in Note 16 to the Consolidated Financial Statements included in deCODE's Annual Reports on Form 10-K for the fiscal years ended December 31, 2006 and 2007 and in Note 18 to the Consolidated Financial Statements included in deCODE's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)
In 2005 the Compensation Committee fixed the combined value of Dr. Stefansson's salary and perquisites at $714,914 such that an increase or decrease in the value of his perquisites will result in a corresponding change in the salary component of his compensation. See, "Compensation Discussion and Analysis—Components of Compensation—Other Compensation"

(3)
Represents the dollar amount of the expense recognized by deCODE in 2008 for accounting purposes with respect to stock option awards granted in 2008 and prior years. For information regarding options granted in the last fiscal year, see, "Grants of Plan-Based Awards in 2008."

(4)
Represents compensation paid, or value calculated, in Icelandic kronas. Figures reflect exchange rate of 120.87, 62.00 and 71.83 Icelandic kronas to $1.00, the exchange rate determined by the Central Bank of Iceland on December 31, 2008, December 31, 2007 and December 31, 2006, respectively.

(5)
Represents (i) matching contributions made to Icelandic pension organizations on Dr. Stefansson's behalf in accordance with customary Icelandic employment practices ($50,795), (ii) discretionary contributions made to Icelandic pension organizations on Dr. Stefansson's behalf ($10,159), and (iii) the aggregate cost to us to provide an automobile ($31,103) for the benefit of Dr. Stefansson. Does not include mandatory contributions made to pension organizations on behalf of Dr. Stefansson in accordance with Icelandic law. See, "Defined Contribution Plans."

(6)
Represents the dollar amount of (i) the expense recognized by deCODE in 2007 for accounting purposes with respect to stock option awards granted in 2007 and prior years, and (ii) the additional expense deCODE recognized in 2008 for accounting purposes with respect to stock options awarded in lieu of a cash bonus in February 2008 following the Compensation Committee's review of our performance and that of the Named Executive Officers in 2007.

(7)
Represents (i) matching contributions made to Icelandic pension organizations on Dr. Stefansson's behalf in accordance with customary Icelandic employment practices ($78,203), (ii) discretionary contributions made to Icelandic pension organizations on Dr. Stefansson's behalf ($15,641), and (iii) the aggregate cost to us to provide an automobile ($52,618) for the benefit of Dr. Stefansson. Does not include mandatory contributions made to pension organizations on behalf of Dr. Stefansson in accordance with Icelandic law. See, "Defined Contribution Plans."

(8)
Reflects cash bonuses awarded (i) in February 2006, following the Compensation Committee's review of, among other things, our and our peer group's compensation levels; and (ii) in March 2007, following the Compensation Committee's review of our performance and that of the Named Executive Officers in 2006.

(9)
Represents the dollar amount of the expense recognized by deCODE in 2006 for accounting purposes for equity awards granted in 2006 and prior years.

(10)
Represents (i) matching contributions made to Icelandic pension organizations on Dr. Stefansson's behalf in accordance with customary Icelandic employment practices ($27,427), (ii) discretionary contributions made to Icelandic pension organizations on Dr. Stefansson's behalf ($27,427), and (iii) the aggregate cost to us to provide housing ($14,828) and an automobile ($44,257) for the benefit of Dr. Stefansson. Does not include mandatory contributions made to pension organizations on behalf of Dr. Stefansson in accordance with Icelandic law. See, "Defined Contribution Plans."

(11)
Represents matching 401(k) contributions made on behalf of the Named Executive Officer. See, "Defined Contribution Plans."

(12)
Represents (i) discretionary contributions made to Icelandic pension organizations on Mr. Nielsen's behalf ($44,678), and (ii) the aggregate cost to us to provide housing in the United States for the benefit of Mr. Nielsen ($40,546).

(13)
Represents (i) matching contributions made to Icelandic pension organizations on Mr. Sigurdsson's behalf in accordance with customary Icelandic employment practices ($27,113), (ii) discretionary contributions made to Icelandic pension organizations on Mr. Sigurdsson's behalf ($8,134), and (iii) the aggregate cost to us to provide an automobile ($21,000) for the benefit of Mr. Sigurdsson. Does not include mandatory contributions made to pension organizations on behalf of Mr. Sigurdsson in accordance with Icelandic law. See, "Defined Contribution Plans."

(14)
Represents (i) matching contributions made to Icelandic pension organizations on Mr. Sigurdsson's behalf in accordance with customary Icelandic employment practices ($37,242), (ii) discretionary contributions made to Icelandic pension organizations on Mr. Sigurdsson's behalf ($11,172), and (iii) the aggregate cost to us to provide an automobile ($28,386) for the benefit of Mr. Sigurdsson. Does not include mandatory contributions made to pension organizations on behalf of Mr. Sigurdsson in accordance with Icelandic law.

        The following table provides information with respect to equity awards granted during the fiscal year 2008 to our Named Executive Officers.

Grants of Plan-Based Awards in 2008

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards— Target(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Kari Stefansson	2/12/2008	100,000	$3.02	$181,730
Lance Thibault	2/12/2008	50,000	$3.02	90,865
Axel Nielsen	2/12/2008	50,000	$3.02	90,865
Mark Gurney	2/12/2008	50,000	$3.02	90,865
Jakob Sigurdsson	2/12/2008	50,000	$3.02	90,865

(1)
Options vested as to 1/2 of the shares on the date of grant and vest as to 1/48th of the remaining shares on the 12th day of each month thereafter.

(2)
In accordance with the terms of the our equity incentive plans, the exercise price of an option granted under our equity incentive plans may not be not less than the "fair market value" of our common stock on the date of grant. "Fair market value" is defined as the closing price of our common stock as reported on The Nasdaq Stock Market on the day prior to the date of grant. See, "Equity Incentive Plans."

Employment Agreements

        At the time of commencement of employment, our executive officers generally receive offer letters specifying basic terms and conditions of their employment. Our executive officers have signed agreements which require them to maintain the confidentiality of our information and to assign inventions to us. These agreements also prohibit these officers from competing with us during the terms of their employment and for a certain period thereafter by engaging in any capacity in any business which is, or on the date of termination of their employment was, competitive with our business.

        In October 2006 we entered into an employment agreement with Jakob Sigurdsson. Pursuant to his employment agreement, Mr. Sigurdsson's initial base salary was $365,000 per year, payable in Icelandic kronas at the exchange rate in effect on the last day of the month before the month in which payment is made. In addition Mr. Sigurdsson will be eligible to receive an annual bonus of up to 50% of his annual salary at the determination of the Board of Directors or Compensation Committee. Mr. Sigurdsson will also receive, at his option, either an automobile for his use or an automobile allowance, and we will pay reasonable operating expenses (including gas and insurance) for any automobile provided to Mr. Sigurdsson. In accordance with the terms of his employment agreement, Mr. Sigurdsson received two stock options. Further, if Mr. Sigurdsson terminates his employment following a Change in Control and the occurrence of specified adverse changes to his employment or compensation, we will pay him certain severance benefits. See, "Payments Upon Termination or Change in Control—Benefits Under Employment Agreements."

Defined Contribution Plans

        As required by Icelandic law, deCODE contributes to pension organizations for personnel in Iceland. In accordance with the law and Icelandic employment practices, we contribute 8% of an employee's salary, plus up to an additional 2% in matching contributions, to a pension organization of the employee's choosing. deCODE has no additional obligation to make contributions, but may make discretionary contributions. deCODE made total contributions (in Icelandic kronas) equivalent to $1,771,000 for the year ended December 31, 2008 based on the effective krona to dollar exchange rate at December 31, 2008.

        deCODE maintains a 401(k) plan available to eligible full-time employees in the United States. Pursuant to the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($15,500 in 2008) and have the amount of such reduction contributed to the 401(k) plan. The 401(k) plan requires that we make additional matching contributions on behalf of participants at a rate of 50% of employee contributions up to a maximum of 6% of their base salary. Contributions by employees to the 401(k) plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) plan. In the year ended December 31, 2008, deCODE made contributions of $218,000 to the 401(k) plan.

Equity Incentive Plans

        Stock awards are granted under deCODE's 2002 Equity Incentive Plan or its 2006 Equity Incentive Plan (collectively, the "Plans"). The Plans are intended to provide selected (i) employees of deCODE, (ii) consultants and advisers who perform services for deCODE, and (iii) non-employee directors of deCODE with an opportunity to acquire our common stock. The Plans are designed to help us attract, retain, and motivate certain employees, consultants, and non-employee directors to make substantial contributions to the success of our business. Our non-employee directors, employees and consultants are eligible to receive stock options, restricted stock and stock appreciation rights (including stock appreciation rights granted in tandem with stock options) pursuant to the terms of the Plans. Incentive stock options (including incentive stock options granted in tandem with stock appreciation rights) may be granted only to employees.

        The Plans are administered by the Compensation Committee. Each award granted under the Plans is in such form and contains such terms and conditions as the Compensation Committee deems appropriate. The total number of shares of stock subject to an award granted under the Plans may, but need not, be allotted in periodic installments, which will become exercisable over time (generally four years with respect to options). The exercise price of an option granted under the Plans may not be less than the closing price of our common stock on the date immediately prior to the date of grant. No option granted under the Plans may be exercisable after the expiration of ten years from the date it is granted.

        All options described in the above table were granted under, and in accordance with, deCODE's 2006 Equity Incentive Plan.

        The following table provides information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2008.

Outstanding Equity Awards at Fiscal Year End for 2008

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Kari Stefansson	600,000	—		$8.96	11/17/2013
	262,500	337,500	(1)	3.45	3/5/2017
	60,417	39,583	(2)	3.02	2/12/2018
Lance Thibault	80,000	—		8.13	3/12/2011
	20,000	—		8.00	11/1/2011
	50,000	—		8.96	11/17/2013
	65,625	84,375	(3)	3.45	3/5/2017
	30,208	19,792	(4)	3.02	2/12/2018
Axel Nielsen	50,000	—		8.96	11/17/2013
	100,000	—		8.06	6/24/2014
	43,750	56,250	(5)	3.45	3/5/2017
	94,792	255,208	(6)	3.38	11/5/2017
	30,208	19,792	(4)	3.02	2/12/2018
Mark Gurney	120,000	—		10.00	7/17/2010
	120,000	—		8.96	11/17/2013
	30,000	—		8.43	1/7/2014
	87,500	112,500	(7)	3.45	3/5/2017
	30,208	19,792	(4)	3.02	2/12/2018
Jakob Sigurdsson	72,917	177,083	(8)	5.55	10/25/2016
	—	50,000	(9)	5.55	10/25/2016
	59,375	128,125	(10)	3.86	5/7/2017
	30,208	19,792	(4)	3.02	2/12/2018

(1)
Option vests as to 12,500 shares on the last day of each calendar month.

(2)
Option vests as to 1,042 shares on the 12th day of each calendar month.

(3)
Option vests as to 3,125 shares on the last day of each calendar month.

(4)
Option vests as to 521 shares on the 12th day of each calendar month.

(5)
Option vests as to 2,083 shares on the 5th day of each calendar month.

(6)
Option vests as to 7,292 shares on the 5th day of each calendar month.

(7)
Option vests as to 4,167 shares on the last day of each calendar month.

(8)
Option vests as to 3,906 shares on the last day of each calendar month.

(9)
Option vests upon the satisfaction of certain performance criteria.

(10)
Option vests as to 3,125 shares on the 7th day of each calendar month.

 Option Exercises and Stock Vested in 2008

        None of our Named Executive Officers exercised any stock options, and no restricted stock held by any Named Executive Officer vested, during the fiscal year ended December 31, 2008.

Payments Upon Termination or Change in Control

Change in Control Benefits Plan

        In November 2007 our Board of Directors adopted a Change in Control Benefits Plan (the "Change in Control Plan"). The Change in Control Plan provides benefits to the Named Executive Officers and others in the event of a change in control. Change in Control is defined to include (i) a merger or consolidation in which stockholders of deCODE prior to the transaction do not own a majority of deCODE's stock following the merger, (ii) approval of a plan of liquidation of deCODE or sale of all its assets, (iii) acquisition of 40% of the outstanding stock by any person and (iv) failure of current directors to be majority of the Board of Directors over a 24 month period. The Change in Control Plan applies to the Chief Executive Officer, the executive officers (i.e., the officers required to file reports under Section 16(a) of the Securities Exchange Act of 1934), the officers of deCODE elected by the Board of Directors from time to time and such other employees as the Compensation Committee or the Board of Directors may designate from time to time.

        Payment under the Change in Control Plan is triggered by a "single trigger" (a change in control without more) with respect to the Chief Executive Officer and the other executive officers and by a "double trigger" (a change in control followed by a termination without cause or a resignation for "good reason" within 24 months) for other covered employees. "Good Reason" is defined as (i) material reduction in salary, (ii) relocation of place of employment from one state to another or one country to another, (iii) assignment of duties inconsistent with position at time of change in control or adverse alteration in nature or status of position or responsibilities, (iv) failure of deCODE to provide benefits at the same level as before the change in control, (v) failure of a successor to deCODE to agree to keep the plan in effect, and (vi) attempted termination that does not comply with the Change in Control Plan.

        Following the applicable trigger, benefits are payable under the Change in Control Plan as follows: The Chief Executive Officer is entitled to receive a lump sum equal to three (3) times salary and annual bonus and continuation of insurance benefits for thirty-six (36) months; the executive officers are entitled to receive a lump sum equal to two (2) times salary and annual bonus and continuation of insurance benefits for twenty-four (24) months; and other covered employees are entitled to receive a lump sum equal to one (1) times salary and bonus and continuation of insurance benefits for twelve (12) months. In addition the Change in Control Plan provides that all options and other equity awards would vest automatically upon a change in control whether held by a covered employee or not.

        Benefits under the Change in Control Plan will be reduced to the extent that they are duplicated by benefits under employment plans or agreements or payable by law. In addition a covered employee to whom the single trigger applies who has an employment agreement that provides benefits upon future termination of employment following a change in control must waive those benefits (up to the amount received under the Change in Control Plan) as a condition to receipt of benefits under the plan. Mr. Sigurdsson has such and employment agreement. See, "Payments Upon Termination or Change in Control—Benefits Under Employment Agreements."

Benefits under Employment Agreements

        In accordance with the terms of his employment agreement, if following the occurrence of a Change in Control, Mr. Sigurdsson terminates his employment agreement due to specified adverse changes, we will pay him, in addition to any compensation earned prior to the date of termination and in addition to any compensation required by Icelandic law, a lump sum cash payment in an amount equal to twelve (12) times his monthly salary at the time of his termination plus one and one-half (1 1/2) times the average annual bonus paid to him during the preceding two (2) years. In addition, the unvested portion of Mr. Sigurdsson's option to purchase 250,000 shares shall become 100% vested immediately upon a Change in Control and upon a termination of Mr. Sigurdsson's employment other than for Cause (as defined in deCODE's 2002 Equity Incentive Plan).

        Under Icelandic law, Mr. Sigurdsson is entitled to receive three months notice of termination. Pursuant to the terms of his employment agreement, this notice period was extended to twelve months. In the event that Mr. Sigurdsson was terminated without cause, and such termination was effective immediately, he would be entitled to receive an amount equal to twelve (12) times his monthly salary at the time of his termination.

        In order to receive benefits under the Change in Control Plan, Mr. Sigurdsson must waive his right to receive benefits to which he is entitled under the terms of his employment agreements upon future termination of employment following a change in control (up to the amount received under the Change in Control Plan). See, "Payments Upon Termination or Change in Control—Change in Control Benefits Plan."

        The following table sets forth estimated amounts payable to each of our Named Executive Officers if on December 31, 2008: (i) we terminated the Named Executive Officer's employment other than for cause, or (ii) there was a Change in Control:

	Salary Continuation/ Severance		Continuation of Insurance Benefits	Total(1)
Kari Stefansson
Termination without Cause	$178,792	(2)	—	$178,729
Change in Control	2,276,973		—	2,276,973
Lance Thibault
Termination without Cause	—		—	—
Change in Control	764,075		$21,261	785,336
Axel Nielsen
Termination without Cause	—		—	—
Change in Control	774,075		28,446	802,521
Mark Gurney
Termination without Cause	—		—	—
Change in Control	764,075		7,638	771,713
Jakob Sigurdsson
Termination without Cause	365,000	(3)	—	365,000
Change in Control	774,075		—	774,075

    (1)
    Does not include the value of the shares underlying options for which vesting would have been accelerated, nor the value of the shares underlying vested options that were then currently exercisable without regard to any termination without cause or change in control, as no such options were in the money based upon the closing price of our common stock on December 31, 2008 of $0.19.

    (2)
    Represents salary payable to Dr. Stefansson in lieu of the three month notice of termination period to which he is entitled in accordance with Icelandic law and employment practices.

    (3)
    Represents salary payable to Mr. Sigurdsson in lieu of (i) the three month notice of termination period to which he is entitled in accordance with Icelandic law and employment practices, and (ii) the additional nine month notice of termination period to which he is entitled in accordance with his employment agreement. See, "Employment Agreements."

Director Compensation

        The following table sets forth information concerning the compensation paid to non-executive officer directors during the year ended December 31, 2008 in accordance with the policies described immediately following the table.

Name of each Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($) (3)(4)	Option Awards ($) (3)(5)	Total ($)
J. Neal Armstrong	$51,500	$24,000	$112,597	$174,597
James Beery	53,500	16,000	104,710	157,710
Linda Buck(6)	35,000	—	45,749	70,749
Earl M. Collier, Jr.	43,500	8,000	62,601	100,601
Peter Goodfellow	39,500	—	42,700	71,700
Terrance McGuire(7)	11,000	8,000	42,622	61,622
Birgit Stattin Norinder(6)	43,500	—	34,217	61,217

(1)
This table does not include Kari Stefansson, our President and Chief Executive Officer, as he does not receive any additional compensation for services as a director.

(2)
Includes fees paid in 2009 to all of the listed directors (other than Mr. McGuire) for his or her service in the last quarter of 2008 as a member of the special committee of our Board of Directors established in October 2008 in connection with our review of strategic alternatives (the "Special Committee").

(3)
Amounts calculated in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004) ("FAS 123R"). The assumptions made in the valuation of these awards are set forth in Note 18 to the Consolidated Financial Statements included in deCODE's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)
The grant date fair value of the restricted stock granted to each of Messrs. Armstrong, Beery and Collier in 2008 was $24,000, $16,000, and $8,000, respectively. As of December 31, 2008, Messrs. Armstrong, Beery, and Collier held 28,847, 19,232, and 24,000 shares of restricted stock, respectively. In 2008, Mr. McGuire received an award of restricted stock with a grant date fair value of $16,000; however, a portion of these shares were forfeited upon Mr. McGuire's resignation. At December 31, 2008 Mr. McGuire held 15,842 shares of restricted stock.

(5)
The amounts in this column reflect not only the expense recognized for the options granted in 2008, but for options granted in prior years as well. The grant date fair values of the option awards granted to Dr. Buck and Mrs. Stattin Norinder in 2008 were $44,604 and $44,604, respectively. As noted below, these options did not vest and were forfeited upon their resignations. No option awards were granted to Mr. Armstrong, Mr. Beery, Dr. Goodfellow, Mr. Collier or Mr. McGuire in 2008. The aggregate number of shares underlying option awards held by each of the current directors as of as of December 31, 2008 was as follows: Mr. Armstrong (120,000), Mr. Beery (106,667), Mr. Collier (56,274), and Dr. Goodfellow (73,753). The aggregate number of shares underlying option awards held by Dr. Buck, Mr. McGuire and Mrs. Stattin Norinder as of December 31, 2008 were 108,333, 140,000 and 97,667, respectively; however, in accordance with the terms of their respective option agreements, all unvested options were forfeited immediately upon their resignations and the remainder of these options expired three months from the date of their resignation.

(6)
Resigned in January 2009

(7)
Resigned in December 2008

        The Board of Directors has adopted a policy for compensating directors who are not also employees. Pursuant to this policy, we pay each director (i) an annual retainer of $12,000 (or a pro rated portion of such amount in case of a partial term), (ii) $2,000 for each board or committee meeting that he or she attends, whether personally or by telephone (excluding meetings of the Audit Committee meetings, committee meetings held in conjunction with a Board meeting and standing telephonic meetings of the Nominating and Corporate Governance Committee, the Special Committee and the Compensation Committee), (iii) $500 for each standing telephonic Nominating and Corporate Governance Committee, the Special Committee and Compensation Committee meeting that he or she attends, (iv) $3,000 per fiscal quarter for his or her service as a member of the Audit Committee during that quarter, and (v) $2,000 per day for each other day on which he or she provides services to deCODE at deCODE's request. The foregoing attendance fees are further increased by $1,000 for each Board or committee meeting that a director attends for which long-distance travel was required. In addition, in accordance with this policy we grant (i) to each director upon his or her appointment, election or re-election to the Board of Directors a non-qualified stock option to purchase 60,000 shares (or a pro rated portion of such amount in case of a partial term) of our common stock at a price equal to the closing price of the stock as reported on The Nasdaq Stock Market on the day prior to such director's election or appointment to the Board of Directors, with such option to vest in three equal annual installments over the course of the director's term, (ii) annually on the date of the annual meeting of stockholders to the chairman of the Audit Committee a number of shares of restricted stock having a fair market value on the date of grant (based on the closing price of our common stock as reported on The Nasdaq Stock Market on the day prior to the annual meeting of stockholders for that year) of $24,000 (or a pro rated portion of such amounts in case of a partial term), with one quarter of such restricted stock to vest immediately and the remainder to vest in three equal installments on the last day of each fiscal quarter following the quarter in which the grant is made, and (iii) annually on the date of the annual meeting of stockholders to each member of the Audit Committee (other than the Chairman), a number of shares of restricted stock having a fair market value on the date of grant (based on the closing price of our common stock as reported on The Nasdaq Stock Market on the day prior to the annual meeting of stockholders for that year) of $16,000 (or a pro rated portion of such amounts in case of a partial term), with one quarter of such restricted stock to vest immediately and the remainder to vest in three equal installments on the last day of each fiscal quarter following the fiscal quarter in which the grant is made.

        In addition to the compensation described above, we reimburse all directors for their expenses incurred in connection with attendance at Board and committee meetings.

        All stock options and shares of restricted stock granted to the Board of Directors in 2008 were granted under our 2006 Equity Incentive Plan.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information as of June 12, 2009, except as otherwise noted, regarding the beneficial ownership of our common stock by (i) each current director, (ii) each Named Executive Officer, (iii) all of our current directors and executive officers as a group, and (iv) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of the common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock(2)
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	8,830,813	14.3%
Whitebox Advisors, LLC(4) 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	5,046,216	7.6
Kari Stefansson(5) c/o deCODE genetics, Inc. Sturlugata 8 IS-101 Reykjavik, Iceland	3,643,000	5.8
Lance Thibault(6)	277,213	*
Mark Gurney(7)	421,521	*
Axel Nielsen(8)	478,020	*
Jakob Sigurdsson(9)	337,358	*
J. Neal Armstrong(10)	153,931	*
James Beery(11)	129,288	*
Earl M. Collier(12)	88,274	*
Peter Goodfellow(13)	53,753	*
All directors and executive officers as a group (10 persons)(14)	5,944,963	9.2%

*
Comprises less than one percent of the outstanding common stock.

(1)
The number of shares beneficially owned by the individuals and entities listed in the table is determined in accordance with the rules of the Securities and Exchange Commission, and may not be conclusive as to ownership of those securities for any other purpose. Under those rules, an individual (or entity) is deemed to beneficially own shares of common stock as to which the individual currently has certain sole or shared powers or as to which the individual can acquire such powers within 60 days by the exercise of any option, warrant or other right. Accordingly, the table includes shares underlying options and warrants which will be exercisable within 60 days of June 12, 2009, but does not include shares underlying options and warrants that will become exercisable more than 60 days after June 12, 2009. The footnotes to the table set forth the number of such shares included in the table. We have been advised that each stockholder listed in the table has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes below.

(2)
Applicable percentage of ownership is based on 61,761,805 shares of common stock outstanding on June 12, 2009.

(3)
Reflects beneficial ownership as of December 31, 2008, as set forth in a joint statement on Schedule 13G/A filed on February 12, 2008 by T. Rowe Price Associates, Inc. (Price Associates) and T. Rowe Price New Horizons Fund, Inc. (New Horizons). Represents securities owned by various individual and institutional investors, including 3,418,500 shares owned by New Horizons for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. Of the reported shares, T. Rowe Price Associates, Inc. reported that it has sole voting power of 1,589,318 shares, no shared voting power, sole dispositive power of 8,830,813 shares and no shared dispositive power; and T. Rowe Price New Horizons Fund, Inc. reported that it has sole voting power of 3,418,500 shares, no shared voting power, no sole dispositive power and no shared dispositive power.

(4)
Reflects beneficial ownership as of December 31, 2008, as set forth in a joint statement on Schedule 13G filed on February 25, 2009 by Whitebox Advisors, LLC ("WA"), Whitebox Combined Advisors, LLC ("WCA"), Whitebox Combined Partners, L.P. ("WCP"), Whitebox Combined Fund, L.P. ("WCFLP"), Whitebox Combined Fund, Ltd. ("WCFLTD"), Whitebox Convertible Arbitrage Advisors, LLC ("WCAA"), Whitebox Convertible Arbitrage Partners, L.P. ("WCAP"), Whitebox Convertible Arbitrage Fund, L.P. ("WCAFLP"), Whitebox Convertible Arbitrage Fund, Ltd. ("WCAFLTD"), Whitebox Diversified Convertible Arbitrage Advisors, LLC ("WDCAA"), Whitebox Diversified Convertible Arbitrage Partners, L.P. ("WDCAP"), Whitebox Diversified Convertible Arbitrage Fund, L.P. ("WDCAFLP"), Whitebox Diversified Convertible Arbitrage Fund, Ltd. ("WDCAFLTD"), Whitebox Hedged High Yield Advisors, LLC ("WHHYA"), Whitebox Hedged High Yield Partners, L.P. ("WHHYP"), Whitebox Hedged High Yield Fund, L.P. ("WHHYFLP"), and Whitebox Hedged High Yield Fund, Ltd. ("WHHYFLTD"). WA, acting as investment adviser to its clients, is deemed to beneficially own, and has shared voting power with respect to, 5,046,216 shares of common stock. WCA, WCP, WCFLP and WCFLTD are each deemed to beneficially own, and have shared voting power with respect to, 1,798,215 shares of common stock of the as a result of its indirect ownership of convertible bonds. WCAA, WCAP, WCAFLP and WCAFLTD are each deemed to beneficially own, and have shared voting power with respect to, 526,429 shares of common stock as a result of its indirect ownership of convertible bonds. WDCAA, WDCAP, WDCAFLP and WDCAFLTD are each deemed to beneficially own, and have shared voting power with respect to, 142,857 shares of common stock as a result of its indirect ownership of convertible bonds. WHHYA, WHHYP, WHHYFLP and WHHYFLTD are each deemed to beneficially own, and have shared voting power with respect to, 1,920,786 shares of common stock as a result of its indirect ownership of convertible bonds. As a result of the relationships described in the statement, each of WA, WCA, WCFLP, WCFLTD, WCAA, WCAFLP, WCAFLTD, WDCAA, WDCAFLP, WDCAFLTD, WHHYA, WHHYFLP and WHHYFLTD may be deemed to possess indirect beneficial ownership of the shares of common stock issuable upon the conversion of convertible bonds held by one or more of WCP, WCAP, WDCAP, WHHYP and other investment advisory clients. WA, WCA, WCFLP, WCFLTD, WCAA, WCAFLP, WCAFLTD, WDCAA, WDCAFLP, WDCAFLTD, WHHYA, WHHYFLP and WHHYFLTD each disclaim indirect beneficial ownership of the shares of common stock except to the extent of their pecuniary interest in such shares.

(5)
Includes 1,017,708 shares of common stock issuable upon exercise of options held by Dr. Stefansson.

(6)
Includes 271,354 shares of common stock issuable upon exercise of options held by Mr. Thibault.

(7)
Includes 420,521 shares of common stock issuable upon exercise of options held by Dr. Gurney.

(8)
Includes 388,020 shares of common stock issuable upon exercise of options held by Mr. Nielsen.

(9)
Includes 336,979 shares of common stock issuable upon exercise of options held by Mr. Sigurdsson.

(10)
Includes 120,000 shares of common stock issuable upon exercise of options held by Mr. Armstrong.

(11)
Includes 106,667 shares of common stock issuable upon exercise of options held by Mr. Beery.

(12)
Includes 56,274 shares of common stock issuable upon exercise of options held by Mr. Collier.

(13)
Represents shares of common stock issuable upon exercise of options held by Mr. Goodfellow.

(14)
Represents an aggregate of 2,861,082 shares of common stock and 3,083,881 shares of common stock issuable upon exercise of options.

CERTAIN RELATIONSHIPS

        We have adopted a written policy regarding related party transactions. For purposes of this policy, related party transactions are those that are required to be disclosed pursuant Securities and Exchange Commission Regulation S-K, Item 404. Pursuant to this policy, all related party transactions must be documented in writing and reviewed, approved and monitored by the Audit Committee.

        The policy provides that (i) our General Counsel will review in advance each proposed contract or other proposed transaction to determine whether the contemplated transaction is a related party transaction and (ii) if a proposed transaction is identified as a related party transaction, management will provide to the Audit Committee sufficient information about the parties and the transaction for the Audit Committee to make an informed review and assessment. It is the policy of the Audit Committee not to approve any proposed related party transaction unless it is on terms that, in the judgment of the Audit Committee, are fair to deCODE.

        Pursuant to the policy, not less than annually, each officer and director is required to complete and deliver to the General Counsel a questionnaire designed to identify all related party transactions to which such officer or director is a party or about which he or she has knowledge. In addition, the Audit Committee is required to review annually all existing related party transactions to determine that the conduct of such transactions is consistent with what was contemplated at the time of initial Audit Committee approval and that such transactions continue to be appropriate.

        During 2008 we did not engage in any related party transactions that are required to be disclosed pursuant Securities and Exchange Commission Regulation S-K, Item 404.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based solely upon our review of the copies of Forms 3, 4 and 5 furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have timely filed all required reports, except that Terrance McGuire, a former director, filed a Form 4 reporting the forfeiture of unvested shares of restricted stock late and Dr. Stefansson and Messrs. Thibault, Gurney, Nielsen, Sigurdsson and Hartman inadvertently filed Forms 4 reporting their respective receipt of options one week late.

CODE OF ETHICS

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and controller. The Code of Business Conduct and Ethics can be found on our website at www.decode.com.

 PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions from our stockholders. They will be given the opportunity to make a statement if they wish to do so.

        If the stockholders do not ratify the Audit Committee's decision to appoint Deloitte, the Audit Committee may reconsider its selection. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for ratification.

        Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2008. The following table summarizes the fees billed or expected to be billed by Deloitte for services rendered for the fiscal years ended December 31, 2008 and 2007:

Type of Fees	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007
Audit Fees	$814,500	$901,360
Audit-Related Fees	0	24,600
Tax Fees	142,800	142,850
All Other Fees	0	0

Total Fees	$957,300	$1,068,810

        The caption "audit fees" includes fees for professional services for the audit of our financial statements included in our Form 10-K, review of our financial statements included in our Form 10-Qs, issuance of comfort letters and/or consents in connection with registration statements filed with the Securities and Exchange Commission, and the attestation report on our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. "Audit-related fees" are fees for grant audits, statutory audits, mergers and acquisitions and consultations. "Tax fees" are fees for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Accountants

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and legally permissible non-audit services provided by our independent registered public accounting firm. Pursuant to this policy, all services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. Pre-approval is generally provided for up to one year as to a detailed list of services, subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to each of its members to pre-approve services that exceed the budgeted amounts or that were not previously pre-approved when time constraints do not permit pre-approval by the full Audit Committee. Any such pre-approvals must be reported to the Audit Committee as its next meeting.

        The Audit Committee pre-approved all services performed by our independent registered public accounting firm during 2007 and 2008.

        The Board of Directors recommends that you cast your vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

 PROPOSAL 3

APPROVAL OF AMENDMENT TO OUR AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
FROM 150,000,000 TO 1,150,000,000 SHARES

        The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the Annual Meeting an amendment to Section 4.1 of deCODE's Amended and Restated Certificate of Incorporation. The proposed amendment would increase the number of authorized shares of common stock from 150,000,000 to 1,150,000,000]shares.

        For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of deCODE and its stockholders. If the amendment is approved, it will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of the State of Delaware. The text of the proposed amended Section 4.1 is set forth below:

          4.1   Authorized Shares. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Billion, One Hundred Fifty-Six Million, Seven Hundred and Sixteen Thousand, Six Hundred and Sixty-Six (1,156,716,666), One Billion One Hundred Fifty Million (1,150,000,000) shares of which will be Common Stock (the "Common Stock") and Six Million, Seven Hundred and Sixteen Thousand, Six Hundred and Sixty-Six (6,716,666) shares of which will be Preferred Stock (the "Preferred Stock"). The Preferred Stock will have a par value of one-tenth of one cent ($0.001) per share, and the Common Stock will have a par value of one-tenth of one cent ($0.001) per share.

        We require immediate liquidity in order to continue operations. While our Board of Directors is exploring a number of possibilities, including the sale of certain of our subsidiaries and drug discovery programs, to address this need, it has concluded that we will require new equity financing, which we expect to be unable to obtain unless we restructure our balance sheet by significantly reducing our outstanding notes, most likely through an exchange for common stock. Both new equity financing and such a restructuring of our balance sheet will require us to issue common stock well in excess of what is currently authorized. If we are unable to raise additional capital, we may be forced to discontinue operations and liquidate our assets. Accordingly, the Board of Directors believes that it is the best interests of deCODE and its stockholders to increase our authorized common stock by an amount sufficient to allow us to pursue new equity financing and the restructuring of our balance sheet as well as to meet future needs for equity in connection with collaborations and compensation.

        While we have no current arrangements or understandings for the issuance of any of the additional shares of common stock for which authority is now sought, based on our discussions with potential sources of new equity financing and the holders of a significant portion of our outstanding notes, we believe that these transactions, if consummated, will require the issuance of a large majority of the additional shares for which authority is being sought and therefore can be expected to result in substantial dilution to existing stockholders.

        As of June 12, 2009, there were 61,761,805 shares of common stock issued and outstanding. We have reserved additional shares of common stock in connection with the exercise of outstanding warrants, the exercise of options granted or to be granted under our 1996 Equity Incentive Plan, our 2002 Equity Incentive Plan and our 2006 Equity Incentive Plan and the conversion of our outstanding convertible notes. In the opinion of the Board of Directors, the remaining authorized and unissued shares of common stock are insufficient to meet our capital needs.

        The newly authorized shares of common stock, which will be identical to the shares of common stock presently authorized, may be issued for such consideration as will be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable laws or rules of The Nasdaq Stock Market or any other exchange or market system on which the common stock is then traded. In connection with any issuance and sale of such shares, the Board of Directors will determine the number of shares to be issued and sold and the terms upon which they may be issued and sold based upon conditions existing at the time of such issuance and sale. Our stockholders do not have the preemptive right to subscribe on a pro-rata basis to any future issuance of shares. If we elect to issue additional shares of common stock, stockholders would not have any preferential right to purchase them, and their ownership would therefore be diluted.

        Although, the Board of Directors is not aware of any effort by any person to acquire control of deCODE without its consent, the authorized but unissued shares could be used to make it more difficult to effect such a change in control, and thereby make it more difficult for stockholders to obtain an acquisition premium for their shares or remove incumbent management. Such shares could be used to create impediments for persons seeking to gain control of deCODE by means of a merger, tender offer, proxy contest or other means. For example, substantial dilution of a potential acquiring party could be achieved through private placement of securities with purchasers who might cooperate with the Board of Directors in opposing the potential acquiring party. The proposed amendment is not part of a plan by our Board of Directors to propose anti-takeover measures.

        In accordance with the Delaware General Corporation Law, the proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

        The Board of Directors recommends a vote FOR the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,150,000,000 shares.

 PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

        The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the Annual Meeting an amendment to Section 4.1 of deCODE's Amended and Restated Certificate of Incorporation. The proposed amendment would effect a reverse stock split of the authorized and the outstanding shares of our common stock in a ratio of not less than 1:5 and not more than 1:50 (the "reverse stock split ratio"), with the actual ratio to be determined by the Board of Directors in its sole discretion. We believe that leaving the ratio to the discretion of the Board of Directors (within the foregoing range) will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders.

        For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of deCODE and its stockholders. If the amendment is approved and the Board of Directors determines to proceed with the reverse stock split, we will file a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware which will set forth the reverse stock split ratio. The reverse stock split will become effective upon the filing of this certificate. The text of the proposed amended Section 4.1 is set forth below:

          4.1   Authorized Shares. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is [#NUMBER] shares, [#NUMBER] shares of which will be Common Stock (the "Common Stock") and Six Million, Seven Hundred and Sixteen

  Thousand, Six Hundred and Sixty-Six (6,716,666) shares of which will be Preferred Stock (the "Preferred Stock"). The Preferred Stock will have a par value of one-tenth of one cent ($0.001) per share, and the Common Stock will have a par value of one-tenth of one cent ($0.001) per share.

          Effective as of [DATE], at [TIME] (the "Effective Time"), every [# (NUMBER)] shares of Common Stock of the Corporation, $.001 par value per share ("Common Stock") issued and outstanding or held in treasury will be automatically combined into one (1) issued and outstanding share of Common Stock without any change in the par value of such shares. No fractional shares shall be issued. In lieu of any fractional shares to which a stockholder of record would be entitled as a result of the combination, such stockholder shall be entitled to receive a cash amount determined as follows. The Corporation shall either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock, as reported in the Wall Street Journal on the last trading day immediately prior to the Effective Time (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or such other price determined by the Board of Directors), multiplied by the fractional share amount or (ii) cause the Corporation's transfer agent or a designated broker to aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then prevailing prices on the open market, on behalf of those stockholders of record who would otherwise be entitled to receive a fractional share. After such sales are completed, each such stockholder entitled thereto shall receive a cash payment in an amount equal to such stockholder's pro rata share of the total net proceeds of the sales. The combination shall not change the number of shares of Common Stock authorized for issuance by the Corporation.

        If this proposal is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion, without any further action necessary by the stockholders, to effect the reverse stock split. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors believes that approval of this discretion provides the Board with maximum flexibility to react to prevailing market conditions and future changes to our stock price, and therefore better enables us to act in the best interests of our stockholders. Even if the stockholders approve the reverse stock split, the Board of Directors reserves the right not to effect the reverse stock split if it does not deem it to be in the best interests of stockholders.

        The Board's decision as to whether and when to effect the reverse stock split, and its determination of the reverse stock split ratio, will be based on a number of factors, including overall trends and prevailing market conditions in the stock market, existing and expected trading prices for our common stock, our actual and projected financial performance and the impact of the reverse stock split on our ability to raise additional equity capital. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split will not change the par value of common stock or preferred stock or the relative voting power of our stockholders. The reverse stock split, if effected, will affect all of our holders of common stock uniformly.

        The reverse stock split is not part of any plan or proposal to take us private.

        There are certain risks associated with the reverse stock split, and we can not accurately predict or assure that the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled "Certain Risks Associated with the Reverse Stock Split"). However, our Board of Directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the reverse stock split proposal.

Reasons for the Reverse Stock Split

        The Board of Directors believes that implementing a reverse stock split is likely to increase the market price for our common stock because substantially fewer shares will be outstanding. The Board of Directors further believes that an increase in our stock price may make our common stock more attractive to members of the investor community. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. By increasing the price of our common stock, the Board of Directors believes that a reverse stock split would increase the number of potential investors and the level of investor interest in our common stock.

Certain Risks Associated with the Reverse Stock Split

        While the Company expects that the reverse stock split will result in an increase in the market price of the common stock, there can be no assurance that the reverse stock split will increase the market price of the common stock by a multiple equal to the reverse stock split ratio or result in the permanent increase in the market price, which is dependent upon many factors, including our performance and prospects. Moreover, any increase in our common stock price resulting from the reverse stock split, even if maintained, may not guarantee investor interest. Furthermore, the possibility exists that liquidity in the market price of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of our stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

Principal Effects of the Reverse Stock Split

        The reverse stock split will decrease the number of our authorized shares and our issued and outstanding shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors. The reverse stock split will be effected simultaneously for all of our common stock, and the reverse stock split ratio will be the same for all shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not adversely affect or dilute any stockholder's percentage ownership interests in us, except adjustments to individual holdings as a result of the disposition of fractional shares, as described below. The reverse stock split will not affect the relative voting or other rights that accompany the shares of our common stock. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        The reverse stock split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of our outstanding stock options, warrants and convertible notes and the number of shares available for future issuance under our equity incentive plans in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options and warrants would increase, likewise in proportion to the reverse stock split ratio.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If this proposal is approved by our stockholders, then our Board of Directors, in its sole discretion, will determine whether a reverse stock split is in the best interests of our stockholders and us, taking into consideration the factors discussed above. If our Board of Directors believes that the reverse stock split is in the best interests of our stockholders and us, our Board will then determine the reverse stock split ratio and implement the reverse stock split by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon the filing of the certificate of amendment, and without any further action on the part of our stockholders, the issued and outstanding shares of common stock held by stockholders of record as of the effective date of the reverse stock split will be converted into a lesser number of shares of common stock calculated in accordance with a reverse stock split ratio of between one-for-five and one-for-fifty, as selected by our Board of Directors and set forth in the charter amendment. For example, if a stockholder presently holds 100 shares of our common stock, he, she or it would hold 20 shares of common stock following a one-for-five reverse stock split, or 5 shares of common stock following a one-for-twenty reverse stock split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. Shares of our common stock that are authorized but not outstanding will be similarly converted into a lesser number of shares.

        As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificate will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

        Upon a reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, he, she, or it is encouraged to contact their bank, broker, custodian or other nominee.

        Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold registered shares in book-entry form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

        STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) FOR EXCHANGE UNLESS REQUESTED TO DO SO.

Fractional Shares

        No fractional shares will be issued in connection with the reverse stock split. Stockholders who hold a number of shares of common stock that cannot be evenly divided by the reverse stock split ratio selected by the Board of Directors will receive a cash payment in lieu of any fractional shares that they would otherwise be entitled to. In connection with the payment of fractional shares, the Board of Directors may elect to either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of our common stock, as reported in the Wall Street Journal on the last trading day immediately prior to the effective date of the reverse stock split (or if such price is not available, the average of the last bid and asked prices of our common stock on such day or such other price determined by our Board of Directors), multiplied by the fractional share amount, or (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the effective date of the reverse stock split at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

Accounting Matters

        The par value of our common stock will remain unchanged at $.001 per share after the reverse stock split. However, the number of shares of common stock outstanding as designated on our consolidated balance sheet will be adjusted downward to reflect the reverse stock split, the stated capital attributable to common stock on our consolidated balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods) and the additional paid in capital designated on our consolidated balance sheet will be increased by the amount by which the stated capital is decreased. Additionally, net loss or income per share for all periods presented will increase proportionately as a result of the reverse stock split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

        Our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material federal income tax consequences of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only and is not intended as tax advice to any person or entity. This summary addresses the tax consequences only to a beneficial holder of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, or otherwise subject to U.S. federal income taxation in respect of our common stock. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders in light of their individual circumstances or to the holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal

Revenue Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

        Subject to the discussion below concerning the treatment of the receipt of cash payments for fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split, including any fraction of a post-split share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the pre-split shares that are exchanged. In general, stockholders who receive cash in lieu of any fractional shares of the post-split shares as a result of the reverse stock split will recognize gain or loss based on the difference between the amount of cash received and their adjusted basis in the fractional shares. The stockholder's holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

        A stockholder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the stockholder's tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the stockholder's holding period for our common stock surrendered exceeded one year at the effective time of the reverse stock split. The deductibility of net capital losses by individuals and corporations is subject to limitations.

        We will not realize any taxable gain or loss as a result of the reverse stock split.

        Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Interests of Directors and Executive Officers

        Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Amended and Restated Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board of Directors to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

        The Board of Directors recommends a vote FOR the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split.

 OTHER MATTERS

        The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

        The accompanying proxy is being solicited by our Board of Directors. We will bear all costs of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by our regular employees, either personally or by telephone or telegraph. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

        The information in this Proxy Statement refers to deCODE genetics, Inc., a Delaware corporation, its wholly-owned subsidiaries, Islensk erfdagreining ehf., and MediChem Life Sciences, Inc., and their wholly-owned subsidiaries.

        Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF OUR STOCKHOLDERS OF RECORD ON JUNE 12, 2009, UPON WRITTEN REQUEST MADE TO SECRETARY AT OUR OFFICES LOCATED AT STURLUGATA 8, IS-101 REYKJAVIK, ICELAND. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

By Order of the Board of Directors,
KARI STEFANSSON Chairman, Chief Executive Officer and President
Dated: June , 2009

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.eproxy.com/dcgn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. deCODE genetics, Inc. TELEPHONE 1-866-580-9477 (U.S. Only) 1-816-737-9729 (Outside U.S.) Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 54177 Signature Signature Date NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WITHHOLD AUTHORITY to vote for all nominees listed below 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. Nominee: Class I 01 Earl M. Collier, Jr. Nominees: Class IÎ 02 J. Neal Armstrong 03 James R. Berry 3. Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,150,000,000. 4. Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split. 2. Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009. I/WE PLAN TO ATTEND THE MEETING INSTRUCTIONS: To withhold authority to vote for one of the nominees, mark the “Exceptions” box and write the nominee’s name in the space provided below. Indicate your preference by marking only one box above.) *Exceptions *EXCEPTIONS FOR all nominees listed below

PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00 FOLD AND DETACH HERE 54177 Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) You can now access your deCODE genetics, Inc. account online. Access your deCODE genetics, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for ABC Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. deCODE genetics, Inc. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS—July 30, 2009 The undersigned hereby appoints Kári Stefánsson and Jóhann Hjartarson, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value U.S. $.001 per share, of deCODE genetics, Inc. a Delaware corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Stockholders, to be held at on Thursday, July 30, 2009 at 9:00 A.M. local time and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated June , 2009, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. This proxy is being solicited by the Board of Directors of deCODE genetics, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/dcgn

QuickLinks

PROPOSAL 1
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards in 2008
Option Exercises and Stock Vested in 2008
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 150,000,000 TO 1,150,000,000 SHARES
PROPOSAL 4
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
OTHER MATTERS